UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2018

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Transocean Ltd. (the "Company") held its Annual General Meeting of Shareholders on May 18, 2018, in Zug, Switzerland. The shareholders took action on the following matters at the 2018 Annual General Meeting:

1.    Proposal regarding the approval of the 2017 Annual Report, including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2017 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2017.

For	Against	Abstain
345,191,386	5,152,313	3,923,629

This item was approved.

2.    Proposal regarding the discharge of the Members of the Board of Directors and the Executive Management Team from liability for activities during Fiscal Year 2017.

For	Against	Abstain	Broker Non-Votes
253,476,022	5,768,709	1,358,739	93,663,858

This item was approved.

3.    Proposal regarding the appropriation of the accumulated loss for Fiscal Year 2017 and release of CHF 1,500,000,000 of Statutory Capital Reserves from Capital Contribution and Allocation to free Capital Reserves from Capital Contribution.

For	Against	Abstain
340,027,163	9,339,775	4,900,390

This item was approved.

4.    Proposal regarding the renewal of Authorized Share Capital.

For	Against	Abstain
339,972,041	9,769,058	4,526,229

This item was approved

5.    Proposals regarding the reelection of eleven directors for a term extending until completion of the next Annual General Meeting.

Name of Nominee for Director	For	Against	Abstain	Broker Non-Votes
Glyn A. Barker	255,412,784	4,338,799	851,887	93,663,858
Vanessa C.L. Chang	254,015,832	5,756,456	831,182	93,663,858
Frederico C. Curado	255,720,514	4,014,827	868,129	93,663,858
Chadwick C. Deaton	255,017,891	4,715,112	870,467	93,663,858
Vincent J. Intrieri	248,590,263	9,265,677	2,747,530	93,663,858
Samuel J. Merksamer	255,807,146	3,944,990	851,334	93,663,858
Merrill A. "Pete" Miller, Jr.	255,369,116	4,480,488	753,866	93,663,858
Frederik W. Mohn	257,118,404	2,646,774	838,292	93,663,858
Edward R. Muller	256,066,475	3,774,549	762,446	93,663,858
Tan Ek Kia	256,219,022	3,618,331	766,117	93,663,858
Jeremy D. Thigpen	256,209,522	3,627,831	766,117	93,663,858

Each of the eleven persons listed above were duly reelected as a director of the Company to hold office until the completion of the 2019 Annual General Meeting of Shareholders.

6.    Proposal regarding the election of the Chairman of the Board of Directors for a term extending until completion of the next Annual General Meeting.

Name of Chairman Nominee	For	Against	Abstain	Broker Non-Votes
Merrill A. "Pete" Miller, Jr.	255,550,160	4,292,380	760,930	93,663,858

Merrill A. "Pete" Miller, Jr. was elected Chairman of the Board of Directors of the Company to hold office until the completion of the 2019 Annual General Meeting of Shareholders.

7.    Proposal regarding the election of the members of the Compensation Committee, each for a term extending until completion of the next Annual General Meeting.

Name of Compensation Committee Nominee	For	Against	Abstain	Broker Non-Votes
Frederico C. Curado	255,690,423	3,982,360	930,687	93,663,858
Vincent J. Intrieri	255,296,547	4,383,676	923,247	93,663,858
Tan Ek Kia	254,869,713	4,818,665	915,092	93,663,858

Each of the three persons listed above were duly elected to serve as a member of the Compensation Committee of the Company to hold office until completion of the 2019 Annual General Meeting of Shareholders.

8.     Proposal regarding the reelection of the independent proxy for a term extending until completion of the next Annual General Meeting.

For	Against	Abstain
341,379,957	8,775,222	4,112,149

This item was approved.

9.    Proposal regarding the appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2018 and reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a further one-year term.

For	Against	Abstain
344,874,261	8,012,072	1,380,995

This item was approved.

10.    Proposal regarding the advisory vote to approve Named Executive Officer compensation.

For	Against	Abstain	Broker Non-Votes
252,300,486	7,307,096	995,888	93,663,858

This item was approved.

11.    (a) Proposal regarding ratification of the maximum aggregate amount of compensation of the Board of Directors for the period between the 2018 Annual General Meeting and the 2019 Annual General Meeting.

For	Against	Abstain	Broker Non-Votes
254,036,251	4,797,288	1,769,931	93,663,858

This item was approved.

11.    (b) Proposal regarding the ratification of the maximum aggregate amount of compensation of the Executive Management Team for Fiscal Year 2019.

For	Against	Abstain	Broker Non-Votes
252,942,306	5,825,967	1,835,197	93,663,858

This item was approved.

12.    Proposal regarding the approval of amendment to the Transocean Ltd. 2015 Long-Term Incentive Plan for Additional Reserves.

For	Against	Abstain	Broker Non-Votes
250,631,396	8,941,739	1,030,335	93,663,858

This item was approved

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 21, 2018	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person